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PART I - FINANCIAL INFORMATION
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        Item 1. Financial Statements

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THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

                                                        Quarter                               Six Months
                                                     Ended June 30                           Ended June 30

                                                 1994            1993                    1994            1993
                                               --------        --------                --------        --------

Revenues:
  Insurance premiums                       $     85.4      $     88.0             $     169.6     $     175.7
  Net engineering services                       58.3            58.0                   114.5           114.8
  Net investment income                           6.2             7.8                    12.7            15.3
  Realized investment gains                       2.7             7.6                     6.3            15.3
                                               --------        --------                --------        --------
    Total revenues                              152.6           161.4                   303.1           321.1
                                               --------        --------                --------        --------
Expenses:
  Claims and adjustment                          36.4            54.9                    77.2            91.6
  Policy acquisition                             16.0            15.6                    31.5            32.4
  Underwriting and inspection                    26.9            28.3                    52.0            54.1
  Net engineering services                       54.0            55.9                   106.3           110.7
  Interest                                        0.4             0.5                     0.7             0.9
                                               --------        --------                --------        --------
    Total expenses                              133.7           155.2                   267.7           289.7
                                               --------        --------                --------        --------

Equity in operations of insurance association     1.1            (0.1)                    0.7            (1.3)
                                               --------        --------                --------        --------

Income before taxes and cumulative
    effect of change in accounting principle     20.0             6.1                    36.1            30.1


Income taxes (benefit):
    Current                                       6.0             0.8                     8.9             6.1
    Deferred                                     (0.3)           (0.2)                    1.0             0.7
                                               --------        --------                --------        --------
         Total income taxes                       5.7             0.6                     9.9             6.8

Income before cumulative effect of
    change in accounting principles              14.3             5.5                    26.2            23.3


Cumulative effect of change in accounting
    principle (net of income taxes of $1.9)        -               -                       -             (3.6)*
                                               --------        --------                --------        --------

Net income                                 $     14.3      $      5.5             $      26.2     $      19.7
                                               ========        ========                ========        ========
Net income per share:
    Income before accounting change        $     0.70      $      0.26            $       1.28    $       1.12
    Cumulative effect of accounting change        -                -                       -             (0.17)*
                                               --------        --------                --------        --------
    Net income                             $     0.70      $      0.26            $       1.28    $       0.95
                                               ========        ========                ========        ========

Dividends declared per share               $     0.53      $      0.53            $       1.06    $       1.06

Average shares outstanding                       20.5             20.8                    20.5            20.7

* Reflects adoption of FAS 112.
See Notes to Consolidated Financial Statements.
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